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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K

                          ------------------------

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



              Date of Report (Date of Earliest Event Reported):
                               AUGUST 21, 1996


                          ------------------------


                             THE COMPANY DOCTOR
           (Exact name of registrant as specified in its charter)



     DELAWARE                         1-14150                   72-1234136
(State of Incorporation)       (Commission File No.)         (I.R.S. Employer
                                                            Identification No.)


                                 SUITE 1800
                             5215 NORTH O'CONNOR
                             IRVING, TEXAS 75039
                    (Address of principal executive offices)



                               (214) 401-8300
            (Registrant's telephone number, including area code)
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ITEM 1.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Company Doctor (the "Company") and Donald F. Angle, M.D., P.A., a Texas professional association of physicians and other medical professionals (the "Physician Group") have entered into Stock Purchase Agreements (the "Agreements") to acquire all of the outstanding capital stock of Doctors' Inn, Incorporated and Francisco J. Guerra, M.D., P.A., from Henry H. Calderoni, M.D. and Francisco J. Guerra, M.D. (the "Physicians"). Pursuant to the Agreements, the Company and the Physician Group have acquired the Physicians' existing practice specializing in occupational and family medicine in El Paso, Texas (the "Practice"). Simultaneously with the execution of the Agreements, the Company and the Physician Group entered into an addendum to their practice management agreement pursuant to which the Company manages the various medical practices of the Physician Group to include the Practice. The Company assists the Physician Group in the marketing and expansion of their medical practices
and expects to install its management information system in     the newly
acquired facility as soon as practicable.

         Pursuant to the Agreements, the Company and the Physician Group have acquired all outstanding shares in exchange for (i) 113,376 shares of the Company's Common Stock issued to each Physician, (ii) $350,000 in cash paid to each Physician and (iii) promissory notes executed by the Company in the principal amount of $950,000 payable to each Physician. The notes bear interest at the rate of 9.5% per annum and provide for a lump sum payment of $500,000 not later than April 15, 1997 and monthly payments of $25,000 commencing September 15, 1996 and continuing until all principal and interest is paid.

         The Company has agreed to register the Common Stock issued to the Physicians, such registration to be effective no later than February 28, 1997. If the Common Stock has not been registered by such date, each Physician may elect, no later than March 31, 1997, to have the Company repurchase his Common Stock for the greater of $1.125 million or the market value of the shares based on the average of the closing price on The Nasdaq Stock Market for the five trading days immediately prior to February 28, 1997. The Company has also agreed to lease from the Physicians and their affiliates the real property and facilities on which the Practice is located for a period of ten years at the initial base rate of $16.00 per square foot for the currently existing facilities which total approximately 3,100 square feet. The Physicians intend to enlarge the facilities at their own expense and the Company will have final approval of the design and scope of the improvements, the contractor retained and the cost of the improvements. The Company has committed to lease the additional facilities at an initial rate calculated to provide an internal rate of return on investment of 15% to the Physicians, but not less than $16.00 per square foot. The Physicians have entered into standard physician employment agreements with the Physician Group to perform as Staff Physicians for standard compensation rates. In addition, the Physicians have entered into standard Regional Medical Director employment agreements to serve as Regional Medical Co-Directors of the Practice.

         The closing of the transactions contemplated by the Agreement were consummated on August 21, 1996, effective as of July 1, 1996.





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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) It is impracticable to provide the required financial statements relative to the Practice at this time. In accordance with Item 7(a)(1) of Form 8-K, the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

         (b) It is impracticable to provide the required pro forma financial information relative to the Practice and the Registrant at this time. In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

         (c) The following exhibits are furnished herewith in accordance with the provisions of Item 601 of Regulation S-K:

                                                                   Reg. S-K
Exhibit No.               Description                               Item No.
- -----------               -----------                              ---------

  2.5         Stock Purchase Agreement by and among Doctors' Inn,        2
              Incorporated, Henry H. Calderoni, M.D.,
              Francisco J. Guerra, M.D. and the Company

  2.6         Stock Purchase Agreement by and among                      2
              Francisco J. Guerra, M.D., P.A.,
              Francisco J. Guerra, M.D. and the Physician Group

  2.7 Stock Purchase Agreement by and among Henry H. Calderoni, 2 M.D., P.A., Henry H. Calderoni, M.D. and the
              Physician Group



ITEM 8.  CHANGE OF FISCAL YEAR

         Not applicable.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE COMPANY DOCTOR


Date:  September 5, 1996            By: /s/ Fred G. Parrish
                                        -------------------------------------
                                        Fred G. Parrish, Chief Operating Officer





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                                 EXHIBIT INDEX


                                                                   Reg. S-K
Exhibit No.               Description                               Item No.
- -----------               -----------                              ---------

  2.5         Stock Purchase Agreement by and among Doctors' Inn,        2
              Incorporated, Henry H. Calderoni, M.D.,
              Francisco J. Guerra, M.D. and the Company

  2.6         Stock Purchase Agreement by and among                      2
              Francisco J. Guerra, M.D., P.A.,
              Francisco J. Guerra, M.D. and the Physician Group

  2.7 Stock Purchase Agreement by and among Henry H. Calderoni, 2 M.D., P.A., Henry H. Calderoni, M.D. and the
              Physician Group